Exhibit 99.1

SANUWAVE Health Announces Preliminary Revenue Results for the Second Quarter 2025 (Ended June 30, 2025)

Sanuwave is pleased to announce preliminary revenues of $10.1 million to $10.2 million for the second quarter ended June 30, 2025. This represents the highest Q2 quarterly revenues in Company history.

Q2 2025 revenue increased between 41% and 42% compared to Q2 2024.

First half of 2025 revenue increased 50-51% vs first half of 2024.

EDEN PRAIRIE, MN, July 14, 2025 (GLOBE NEWSWIRE) SANUWAVE Health, Inc. (the "Company" or "Sanuwave”) (NASDAQ: SNWV), a leading provider of next-generation FDA-approved wound care products, today announced that revenues for the second quarter of 2025 are expected to be in the range of $10.1 to $10.2 million, an increase of 41% to 42% over Q2 2024. This number is within the range of guidance given in the Company’s Q1 2025 earnings release issued on May 9, 2025.

“We’re pleased to once more be on guidance and on track for Q2 and for the first half of 2025,” said CEO Morgan Frank. “As we mentioned last quarter, the first half of 2025 has been a transition period for the company as we have added a new head of sales and now a new head of commercial operations. Q2 was really the “max transition” period as we have been staffing up rapidly and will, in July, reach 13 sales people and for the first time in my tenure as CEO have all of our national sales territories covered. We have also added a key national accounts manager to be our dedicated “elephant hunter” in order to better pursue some of the larger opportunities in our market. This has been a period of taking the plane apart and putting it back together all while flying it quite fast, and the team has come through in phenomenal fashion. We’re all very excited about what we’re building here, our pipeline, and the prospects for the year and years ahead. The Company plans to release its full Q2 results on or around August 8th, 2025, and we look forward to speaking with you then to give you a more complete update on our quarterly performance and our future plans and guidance.”

The preliminary revenue results described herein are based on management’s initial analysis of the second quarter ended June 30, 2025, and may be subject to adjustments based on the Company’s completion of its quarter-end financial close process.

About SANUWAVE
SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.
SANUWAVE’s end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations, plans for future business development activities and expectations regarding the impact of changes in tariff rates. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with regulatory oversight, the Company’s ability to manage its capital resources, competition and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com